Exhibit 99.9

Consent of Prospective Director

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to my being named in the Registration Statement on Form S-4 of Smurfit WestRock Limited (the “Registrant”), and all amendments or supplements thereto (the “Registration Statement”), as a person who is to become a director of the Registrant upon Completion (as such term is defined in the Registration Statement), and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Kaisa Hietala
Kaisa Hietala

Date: March 22, 2024